Exhibit 99.1

Date:	October 31, 2006

Media Contact:	William H. Galligan	816/983-1551
William.h.galligan@kcsr.com
Revenue Growth, Cost Containment
Highlight Kansas City Southern’s Third Quarter Earnings
Third Quarter Highlights
▪	EPS improved to $0.32 per diluted share as compared with an adjusted prior year’s diluted $0.02 per share, which excludes an adjustment to casualty reserves and a one-time VAT settlement.

▪	Revenues increased 8.1% to $415.7 million, as volumes increased 1.9%.

▪	Revenue per carload increased 6.3%.

▪	Operating expenses decreased 3.0% from prior year, excluding an adjustment to 2005 operating expenses.

▪	Operating ratio of 81.4%.
Third Quarter 2006
Kansas City, Mo. Kansas City Southern (KCS or Company) (NYSE:KSU) today reported consolidated revenues of $415.7 million, an increase of $31.1 million, or 8.1%, compared with $384.6 million in 2005. The revenue growth was driven by a 1.9% increase in volumes, and a continued recognition of the value of our freight services. All business units, except Automotive, recorded strong quarter-over-quarter gains led by Intermodal (24.8%), Paper & Forest Products (10.3%) and Agricultural and Minerals (10.0%).

Based on an actuarial study, the Company recorded an increase to its personal injury claims reserve of $37.8 million in 2005. KCS also recorded a one-time, non-cash gain of approximately $131.9 million as a result of a VAT settlement with the Mexican Government, which resulted in KCS attaining 100% ownership of KCSM in 2005. This non-cash gain was the key factor in the Company reporting a net income of $110.5 million, or $1.14 per diluted share in the third quarter 2005. These items had a related tax effect of $14.5 million.

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Operating expenses for the third quarter of 2006 were $338.4 million, a 3.0% reduction from third quarter 2005 expenses of $348.7 million. A 31.4% reduction in casualties and insurance, excluding the prior year adjustment related to personal injury claims, was a large driver of the substantial reduction in operating costs. Fuel expense in the third quarter 2006 increased 11.4%.
Operating income for third quarter 2006 was $77.3 million compared with $35.9 million, exclusive of the claims reserve adjustment in third quarter 2005. Net income available to common shareholders for the third quarter 2006 was $26.4 million, or $0.32 per diluted share, compared with $1.9 million, or $0.02 per diluted share, in third quarter 2005, exclusive of the aforementioned non-recurring items.
Comments from the Chairman
“Volume growth improving overall operations and our continued progress in containing costs, were major contributors to KCS having a positive third quarter,” stated chairman and chief executive officer, Michael R. Haverty.
“After four quarter-over-quarter volume comparisons showing an absence of unit growth, KCS recorded increased volumes in the third quarter of 2006 compared with the previous year, even after accounting for the hurricanes that hit our rail system in 2005. This suggests that the majority of our business rationalization is behind us and much of our lower margin business has been replaced with more profitable traffic.
“U.S. operations improved significantly in the quarter, which is a product of better locomotive utilization, the positive impact of our capacity-enhancing projects, and a sharp focus on operational efficiencies.
“KCS has made substantial progress in strengthening its financial position during the first nine months of 2006, and we fully expect to maintain our positive momentum during the remainder of the year.”

Based on an actuarial study, the Company recorded an increase to its personal injury claims reserve of $37.8 million in 2005. KCS also recorded a one-time, non-cash gain of approximately $131.9 million as a result of a VAT settlement with the Mexican Government, which resulted in KCS attaining 100% ownership of KCSM in 2005. This non-cash gain was the key factor in the Company reporting a net income of $110.5 million, or $1.14 per diluted share in the third quarter 2005. These items had a related tax effect of $14.5 million.

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KANSAS CITY SOUTHERN
INCOME STATEMENT
(Dollars in millions except per share data)
(Unaudited)

	Three Months
	Ended September 30,		Variance
	2006	2005	Dollar	Percent
Revenues	$415.7	$384.6	$31.1	8.1%

Operating expenses
Compensation and benefits	97.1	94.0	3.1	3.3%
Fuel	66.4	59.6	6.8	11.4%
Purchased services	56.6	57.0	(0.4)	(0.7%)
Equipment costs	46.1	46.6	(0.5)	(1.1%)
Depreciation and amortization	37.7	40.5	(2.8)	(6.9%)
Casualties and insurance	12.0	55.3	(43.3)	(78.3%)
KCSM employees’ statutory profit sharing	(0.6)	2.2	(2.8)	(127.3%)
Other	23.1	31.3	(8.2)	(26.2%)

Total operating expenses	338.4	386.5	(48.1)	(12.4%)

Operating income (loss)	77.3	(1.9)	79.2	4168.4%

Equity in net earnings of unconsolidated affiliates:
Other	3.2	1.3	1.9	146.2%
Interest expense	(42.3)	(39.5)	(2.8)	(7.1%)
Exchange gain (loss)	4.5	(1.5)	6.0	400.0%
VAT/Put settlement gain, net	—	131.9	(131.9)	(100.0%)
Other income	3.5	2.6	0.9	34.6%

Income before income taxes and minority interest	46.2	92.9	(46.7)	(50.3%)
Income tax provision (benefit)	14.7	(19.8)	34.5	174.2%

Net income before minority interest	31.5	112.7	(81.2)	(72.0%)
Minority interest	0.2	—	0.2	—%

Net income	31.3	112.7	(81.4)	(72.2%)
Preferred stock dividends	4.9	2.2	2.7	122.7%

Net income available to common shareholders	$26.4	$110.5	(84.1)	(76.1%)

Per Share Data
Earnings per common share — basic	$0.35	$1.35	(1.00)	(74.0%)

Earnings per share — diluted	$0.32	$1.14	(0.82)	(71.9%)

Weighted average Common shares outstanding (in thousands)
Basic	75,178	81,795	(6,617)	(8.1%)
Potential dilutive Common shares	16,411	17,703	(1,292)	(7.3%)

Diluted	91,589	99,498	(7,909)	(7.9%)

KANSAS CITY SOUTHERN
INCOME STATEMENT
(Dollars in millions except per share data)
(Unaudited)

	Nine Months
	Ended September 30,		Variance
	2006	2005	Dollar	Percent
Revenues	$1,217.3	$963.9	$253.4	26.3%

Operating expenses
Compensation and benefits	284.1	248.7	35.4	14.2%
Fuel	187.8	142.6	45.2	31.7%
Purchased services	163.9	133.3	30.6	23.0%
Equipment costs	130.1	105.2	24.9	23.7%
Depreciation and amortization	112.9	95.3	17.6	18.5%
Casualties and insurance	40.1	90.0	(49.9)	(55.4%)
KCSM employees’ statutory profit sharing	5.0	41.0	(36.0)	(87.8%)
Other	77.3	93.3	(16.0)	(17.1%)

Total operating expenses	1,001.2	949.4	51.8	5.5%

Operating income	216.1	14.5	201.6	1390.3%

Equity in net earnings (loss) of unconsolidated affiliates:
Grupo TFM, S.A. de C.V.	—	(1.0)	1.0	100.0%
Other	5.7	1.7	4.0	235.3%
Interest expense	(123.5)	(90.5)	(33.0)	(36.5%)
Debt retirement costs	(2.2)	(3.9)	1.7	43.6%
Exchange gain (loss)	(6.7)	2.8	(9.5)	(339.3%)
VAT/Put settlement gain, net	—	131.9	(131.9)	(100.0%)
Other income	9.3	9.7	(0.4)	(4.1%)

Income before income taxes and minority interest	98.7	65.2	33.5	51.4%
Income tax provision (benefit)	30.2	(12.7)	42.9	337.8%

Net income before minority interest	68.5	77.9	(9.4)	(12.1%)
Minority interest	0.2	(17.8)	18.0	101.1%

Net income	68.3	95.7	(27.4)	(28.6%)
Preferred stock dividends	14.6	6.6	8.0	121.2%

Net income available to common shareholders	$53.7	$89.1	(35.4)	(39.7%)

Per Share Data
Earnings per common share — basic	$0.72	$1.18	(0.46)	(38.8%)

Earnings per share — diluted	$0.67	$1.05	(0.38)	(36.2%)

Weighted average Common shares outstanding (in thousands)
Basic	74,490	75,664	(1,174)	(1.6%)
Potential dilutive Common shares	16,431	16,432	(1)	0.0%

Diluted	90,921	92,096	(1,175)	(1.3%)

Kansas City Southern
Revenue & Carloadings By Commodity — Third Quarter 2006
(Dollars in Thousands)

Carloadings				Revenue
Third Quarter		%		Third Quarter		%
2006	2005	Change		2006	2005	Change
			Coal
62,370	60,131	3.7%	Unit Coal	$33,623.8	$32,472.1	3.5%
1,219	987	23.5%	Other Coal	849.4	518.5	63.8%

63,589	61,118	4.0%	Total	34,473.2	32,990.6	4.5%

			Paper & Forest Products
34,402	34,499	(0.3%)	Pulp/Paper	43,575.0	37,368.9	16.6%
5,646	7,437	(24.1%)	Scrap Paper	6,022.5	7,313.9	(17.7%)
5,053	7,253	(30.3%)	Pulpwood/Logs/Chips	3,579.4	4,621.2	(22.5%)
6,928	7,766	(10.8%)	Lumber/Plywood	8,918.0	9,709.0	(8.1%)
26,542	25,770	3.0%	Metal/Scrap	31,070.0	26,779.1	16.0%
16,130	15,665	3.0%	Military/Other Carloads	20,172.1	16,936.6	19.1%

94,701	98,390	(3.7%)	Total	113,337.0	102,728.7	10.3%

			Chemical & Petroleum Products
3,146	2,810	12.0%	Agri Chemicals	3,674.5	2,848.8	29.0%
29,037	22,637	6.2%	Other Chemicals	30,401.7	27,080.8	12.3%
26,787	25,708	4.2%	Petroleum	27,397.1	23,298.6	17.6%
12,959	12,053	3.3%	Plastics	17,275.0	19,385.2	(10.9%)

66,424	63,208	5.1%	Total	78,748.3	72,613.4	8.4%

			Agriculture and Minerals
39,746	35,081	13.3%	Grain	54,857.7	43,548.2	26.0%
19,058	21,882	(12.9%)	Food Products	28,352.8	29,599.8	(4.2%)
13,527	15,335	(11.8%)	Ores and Minerals	11,151.8	11,255.2	(0.9%)
18,142	19,822	(8.5%)	Stone, Clay & Glass	15,542.7	15,489.1	0.3%

90,473	92,120	(1.8%)	Total	109,905.0	99,892.3	10.0%

			Intermodal & Automotive
24,010	29,039	(17.3%)	Automotive	23,832.8	29,164.5	(18.3%)
144,172	130,695	10.3%	Intermodal	37,452.6	29,998.2	24.8%

168,182	159,734	5.3%	Total	61,285.4	59,162.7	3.6%

483,369	474,570	1.9%	TOTAL FOR BUSINESS UNITS	397,748.9	367,387.7	8.3%
—	—		Other KCSR Revenue	17,984.6	17,177.2	4.7%

483,369	474,570	1.9%	TOTAL	$415,733.5	$384,564.9	8.1%

Kansas City Southern
Revenue & Carloadings By Commodity — Year to Date September 30, 2006
(Dollars in Thousands)
(2005 Proforma for comparison purposes)

Carloadings				Revenue
Year to Date		%		Year to Date		%
2006	2005	Change		2006	2005	Change
			Coal
183,986	170,878	7.7%	Unit Coal	$97,973.2	$89,517.0	9.4%
3,437	2,452	40.2%	Other Coal	2,487.5	1,183.5	110.2%

187,423	173,330	8.1%	Total	100,460.7	90,700.5	10.8%

			Paper & Forest Products
100,553	101,956	(1.4%)	Pulp/Paper	118,999.8	102,823.3	15.7%
18,788	22,773	(17.5%)	Scrap Paper	19,416.6	21,497.7	(9.7%)
16,609	25,091	(33.8%)	Pulpwood/Logs/Chips	11,382.5	16,284.4	(30.1%)
22,223	24,806	(10.4%)	Lumber/Plywood	28,760.1	29,261.7	(1.7%)
87,357	88,649	(1.5%)	Metal/Scrap	96,003.7	83,947.9	14.4%
46,956	48,307	(2.8%)	Military/Other Carloads	62,178.3	46,939.9	32.5%

292,486	311,582	(6.1%)	Total	336,741.0	300,754.9	12.0%

			Chemical & Petroleum Products
10,140	8,801	15.2%	Agri Chemicals	11,346.5	8,244.8	37.6%
70,839	71,826	(1.4%)	Other Chemicals	89,587.3	81,832.7	9.5%
79,470	79,553	(0.1%)	Petroleum	78,913.3	67,732.3	16.5%
36,388	35,869	1.5%	Plastics	54,249.2	54,873.1	(1.1%)

196,837	196,044	0.4%	Total	234,096.3	212,682.9	10.1%

			Agriculture and Minerals
113,106	113,596	(0.4%)	Grain	145,447.6	131,680.1	10.5%
61,294	66,321	(7.6%)	Food Products	86,432.0	83,913.9	3.0%
43,366	48,111	(9.9%)	Ores and Minerals	35,581.1	34,371.8	3.5%
55,511	60,266	(7.9%)	Stone, Clay & Glass	45,966.5	45,417.6	1.2%

273,277	288,294	(5.2%)	Total	313,427.2	295,383.4	6.1%

			Intermodal & Automotive
76,212	91,226	(16.5%)	Automotive	74,331.9	91,664.4	(18.9%)
400,159	402,777	(0.6%)	Intermodal	99,763.5	94,253.9	5.8%

476,371	494,003	(3.6%)	Total	174,095.4	185,918.3	(6.4%)

1,426,394	1,463,253	(2.5%)	TOTAL FOR BUSINESS UNITS	1,158,820.6	1,085,440.0	6.8%
—	—	0.0%	Other KCSR Revenue	58,464.6	48,556.9	20.4%

1,426,394	1,463,253	(2.5%)	TOTAL	$1,217,285.2	$1,133,996.9	7.3%